SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): October 1, 2001
                                                          ---------------




                              New Commerce BanCorp
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)




    South Carolina                 000-26061             58-2403844
  -----------------------------------------------------------------------
     (State or other             (Commission        (I.R.S. Employer
     jurisdiction of             File Number)        Identification No.)
     incorporation)




            501 New Commerce Court, Greenville, South Carolina 29607
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




          Registrant's telephone number, including area code: (864) 297-6333
                                                              --------------




                                 Not Applicable
                   -----------------------------------------
          (Former name or former address, if changed since last report.)

Item 5.  Other Events.

We are pleased to announce the appointment of Mr. Frank W. Wingate as President and Chief Executive Officer as well as Director of our company and our bank effective October 1, 2001. Mr. Wingate was most recently Senior Vice President of Commercial Lending with CenturySouth Bank in Gainesville, Georgia. He also has experience as a community bank president in the Greenville market as he was the organizing president and chief executive officer of The Community Bank of Greenville, N.A. The Community Bank of Greenville, N.A. was sold to Regions Financial Corporation in March of 1998. Mr. Wingate replaces Mr. James D. Stewart, whose resignation we announced in Form 8-K/A filed on September 13, 2001. We have confidence in Mr. Wingate to lead our growth and development going forward.

Upon Mr. Wingate's appointment, Ms. Paula S. King completed her duties as interim President and Chief Executive Officer of our company and our bank. Ms. King continues as our Chief Financial Officer. We believe that Mr. Wingate and the rest of the management team will continue to render excellent service to our clients as well as our shareholders.

A copy of this press release is attached as Exhibit 99.1 to this Form 8-K/A

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) The following information is filed as an exhibit to the Current Report on Form 8-K/A:

Exhibit No. 99.1 - Description:     Press release issued October 11, 2001

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      NEW COMMERCE BANCORP



                                       By:    /s/ Frank W. Wingate
                                          --------------------------------------
                                       Name:  Frank W. Wingate
                                       Title: President and Chief
                                               Executive Officer

Dated: October 12, 2001